 STOCK PURCHASE AGREEMENT

THIS STOCK PURCHASE AGREEMENT (the “Agreement”) is made this 23 day of January, 2017, by and among Wrapmail, Inc., a Florida corporation (“WRAP”) on one hand, and Health Max  Group, Inc., a Washington corporation (”Health Max ”) and  the shareholders of Health Max  (the “Shareholders”), on the other hand.

BACKGROUND

A.

WRAP is a publicly traded company trading on OTC’s Pink market under the symbol “WRAP.”

B.

WRAP operates two business divisions: (1) WRAPmail: a patented interactive e-mail stationery for regular (one-on-one) business and person e-mails (“Wrapmail”), and (ii) Prosperity Bullseye: a document, project and sales management system with a focus on document retention and compliance (“Prosperity”).

C.

Health Max is in the business of manufacturing and distributing products containing the cannabinoid CBD, extracted from industrial hemp legally imported from overseas.

D.

WRAP is interested in acquiring the business of Health Max, whereby Health Max will become a wholly owned subsidiary of Wrap (the “Stock Purchase”).

E.

Health Max, WRAP and the Shareholders desire to make certain representations, warranties, covenants and agreements in connection with the Stock Purchase and also to prescribe various conditions to the Stock Purchase.

NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements contained in this Agreement, the parties agree as follows:

Article I
PURCHASE AND SALE

I.1

Purchase and Sale.  Upon the terms and subject to the conditions set forth in this Agreement, at the Closing (as hereinafter defined), the Shareholders will sell, convey, assign, and transfer all of the issued and outstanding common stock of Health Max (the “Health Max Shares”) to WRAP by delivering to WRAP a stock certificate issued in the name of WRAP evidencing the Health Max Shares (the “Health Max Share Certificate”).  The Health Max Shares transferred to WRAP at the Closing shall constitute 100% of the issued and outstanding equity interests of Health Max.

I.2

Consideration.  Upon the terms and subject to the satisfaction of the conditions contained in this Agreement, in consideration of the sale, conveyance, assignment and transfer of the Health Max Shares, WRAP agrees to issue to the Shareholders, ratably apportioned based on their ownership in Health Max, 700 shares of Series B Preferred Stock of WRAP (“WRAP Shares”). It is acknowledged and agreed that there shall be a total of 1,000 shares of Series B Preferred Stock authorized in WRAP, which preferred stock in the aggregate shall be convertible into an aggregate of 87.5% of WRAP’s issued and outstanding common shares, calculated on a fully diluted basis, as of Closing, with no other rights or privileges.

I.3

Closing. Unless this Agreement shall have been terminated and the transactions herein contemplated shall have been abandoned pursuant to Article VI, and subject to the satisfaction or waiver of the conditions set forth in Article V, the closing of the Stock Purchase (the “Closing”) will take place electronically no later than at 5:00 PM EST on the date seventy (70) days from the date of this Agreement (the “Closing Date”), unless another date, time or place is agreed to in writing by the parties hereto.

Article II
REPRESENTATIONS AND WARRANTIES

II.1

Representations and Warranties of Health Max. Except as set forth in the disclosure schedule delivered by Health Max to WRAP at the time of execution of this Agreement (the “Company Disclosure Schedule”), Health Max and the Shareholders jointly and severally represent and warrant to WRAP as follows:

(a)

Organization, Standing and Power

Health Max is duly organized, validly existing and in good standing under the laws of ______________ and has the requisite power and authority and all government licenses, authorizations, permits, consents and approvals required to own, lease and operate its properties and carry on its business as now being conducted.  Health Max is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed (individually or in the aggregate) would not have a material adverse effect.

(b)

Subsidiaries

Health Max does not own directly or indirectly, any equity or other ownership interest in any company, corporation, partnership, joint venture or otherwise.

(c)

Capital Structure

Except for the Health Max Shares, no shares of capital stock or other equity securities of Health Max are issued, reserved for issuance or outstanding. All outstanding shares of capital stock of Health Max are duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights.  There are no outstanding bonds, debentures, notes or other indebtedness or other securities of Health Max having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters. There are no outstanding securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which Health Max is a party or by which they are bound obligating Health Max to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other equity or voting securities of Health Max or obligating Health Max to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking.  There are no outstanding contractual obligations, commitments, understandings or arrangements of Health Max to repurchase, redeem or otherwise acquire or make any payment in respect of any shares of capital stock of the Company.  There are no agreements or arrangements pursuant to which Health Max is or could be required to register shares of Company common stock or other securities under the Securities Act of 1933, as amended and the rules and regulations promulgated thereunder (the “Securities Act”) or other agreements or arrangements with or among any security holders of Health Max with respect to securities of the Company.

(d)

Corporate Authority; Noncontravention

Health Max has all requisite power and authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement.  The execution and delivery of this Agreement by Health Max and the consummation by Health Max of the transactions contemplated hereby have been (or at Closing will have been) duly authorized by all necessary action on the part of the Company.  This Agreement has been duly executed and when delivered by Health Max shall constitute a valid and binding obligation of the Company, enforceable against Health Max and the Shareholders, as applicable, in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors’ rights generally or by general principles of equity.  The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated by this Agreement and compliance with the provisions hereof will not, conflict with, or result in any breach or violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of or “put” right with respect to any obligation or to a loss of a material benefit under, or result in the creation of any security interest upon any of the properties or assets of Health Max under, (i) Health Max’s certificate or articles of incorporation, bylaws or other organizational or charter documents of Health Max, (ii) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise or license applicable to Health Max, its properties or assets, or (iii) subject to the governmental filings and other matters referred to in the following sentence, any judgment, order, decree, statute, law, ordinance, rule, regulation or arbitration award applicable to Health Max, its properties or assets, other than, in the case of clauses (ii) and (iii), any such conflicts, breaches, violations, defaults, rights, losses or security interests that individually or in the aggregate could not have a material adverse effect with respect to Health Max or could not prevent, hinder or materially delay the ability of Health Max to consummate the transactions contemplated by this Agreement.

(e)

Governmental Authorization

No consent, approval, order or authorization of, or registration, declaration or filing with, or notice to, any United States court, administrative agency or commission, or other federal, state or local government or other governmental authority, agency, domestic or foreign (a “Governmental Entity”), is required by or with respect to Health Max in connection with the execution and delivery of this Agreement by Health Max or the consummation by Health Max of the transactions contemplated hereby, except, with respect to this Agreement, any filings under the Securities Act or the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

(f)

Financial Statements of Health Max

(i)

Since the date of the most recent balance sheet provided by Health Max to WRAP (the “Health Max Balance Sheet Date”), there has been no material adverse change in the assets or liabilities, or in the business or condition, financial or otherwise, or in the results of operations or prospects, of Health Max, whether as a result of any legislative or regulatory change, revocation of any license or rights to do business, fire, explosion, accident, casualty, labor trouble, flood, drought, riot, storm, condemnation, act of God, public force or otherwise and no material adverse change in the assets or liabilities, or in the business or condition, financial or otherwise, or in the results of operation or prospects, of Health Max except in the ordinary course of business.

(ii)

Since Health Max Balance Sheet Date, Health Max has not suffered any damage, destruction or loss of physical property (whether or not covered by insurance) affecting its condition (financial or otherwise) or operations (present or prospective), nor has the Company, except as disclosed in writing to WRAP, issued, sold or otherwise disposed of, or agreed to issue, sell or otherwise dispose of, any capital stock or any other security of Health Max and has not granted or agreed to grant any option, warrant or other right to subscribe for or to purchase any capital stock of any other security of Health Max or has incurred or agreed to incur any indebtedness for borrowed money.

(g)

Absence of Certain Changes or Events

.  Except as set forth on Schedule 2.01(g), since Health Max Balance Sheet Date, Health Max has conducted its business only in the ordinary course, and there is not and has not been any:

(i)

material adverse change with respect to Health Max;

(ii)

event which, if it had taken place following the execution of this Agreement, would not have been permitted by Section 3.01 without prior consent of WRAP;

(iii)

condition, event or occurrence which could reasonably be expected to prevent, hinder or materially delay the ability of Health Max to consummate the transactions contemplated by this Agreement;

(iv)

incurrence, assumption or guarantee by Health Max of any indebtedness for borrowed money other than in the ordinary course and in amounts and on terms consistent with past practices or as disclosed to WRAP in writing;

(v)

creation or other incurrence by Health Max of any security interest on any asset other than in the ordinary course consistent with past practices;

(vi)

transaction or commitment made, or any contract or agreement entered into, by Health Max relating to its assets or business (including the acquisition or disposition of any assets) or any relinquishment by Health Max of any contract or other right, in either case, material to Health Max, other than transactions and commitments in the ordinary course consistent with past practices and those contemplated by this Agreement;

(vii)

labor dispute, other than routine, individual grievances, or, to the knowledge of the Company, any activity or proceeding by a labor union or representative thereof to organize any employees of Health Max or any lockouts, strikes, slowdowns, work stoppages or threats by or with respect to such employees;

(viii)

payment, prepayment or discharge of liability other than in the ordinary course of business or any failure to pay any liability when due;

(ix)

write-offs or write-downs of any assets of the Company;

(x)

creation, termination or amendment of, or waiver of any right under, any material contract of the Company;

(xi)

damage, destruction or loss having, or reasonably expected to have, a material adverse effect on the Company;

(xii)

other condition, event or occurrence which individually or in the aggregate could reasonably be expected to have a material adverse effect or give rise to a material adverse change with respect to the Company; or

(xiii)

agreement or commitment to do any of the foregoing.

(h)

Certain Fees

.  No brokerage or finder’s fees or commissions are or will be payable by Health Max to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other person with respect to the transactions contemplated by this Agreement.

(i)

Litigation; Labor Matters; Compliance with Laws

(i)

There is no suit, action or proceeding or investigation pending or, to the knowledge of Health Max, threatened against or affecting Health Max or any basis for any such suit, action, proceeding or investigation that, individually or in the aggregate, could reasonably be expected to have a material adverse effect with respect to Health Max or prevent, hinder or materially delay the ability of Health Max to consummate the transactions contemplated by this Agreement, nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against Health Max having, or which, insofar as reasonably could be foreseen by the Company, in the future could have, any such effect.

(ii)

The conduct of the business of Health Max complies with all statutes, laws, regulations, ordinances, rules, judgments, orders, decrees or arbitration awards applicable thereto, including federal laws relating to imported hemp extracts. It is specifically represented by Health Max to WRAP that CBD extracted from imported hemp is legal under federal law and the laws of all fifty (50) states.

(j)

Benefit Plans

Health Max is not a party to any benefit plan under which Health Max currently has an obligation to provide benefits to any current or former employee, officer or director of Health Max.  As used herein, “Benefit Plan” shall mean any employee benefit plan, program, or arrangement of any kind, including any defined benefit or defined contribution plan, stock ownership plan, executive compensation program or arrangement, bonus plan, incentive compensation plan or arrangement, profit sharing plan or arrangement, deferred compensation plan, agreement or arrangement, supplemental retirement plan or arrangement, vacation pay, sickness, disability, or death benefit plan (whether provided through insurance, on a funded or unfunded basis, or otherwise), medical or life insurance plan providing benefits to employees, retirees, or former employees or any of their dependents, survivors, or beneficiaries, severance pay, termination, salary continuation, or employee assistance plan.

(k)

Certain Employee Payments.  Health Max is not a party to any employment agreement which could result in the payment to any current, former or future director or employee of Health Max of any money or other property or rights or accelerate or provide any other rights or benefits to any such employee or director as a result of the transactions contemplated by this Agreement, whether or not (i) such payment, acceleration or provision would constitute a “parachute payment” (within the meaning of Section 280G of the Code), or (ii) some other subsequent action or event would be required to cause such payment, acceleration or provision to be triggered.

(l)

Properties and Tangible Assets.

(i)

Health Max has valid land use rights for all real property that is material to its business and good, clear and marketable title to all the tangible properties and tangible assets reflected in the latest balance sheet as being owned by Health Max or acquired after the date thereof which are, individually or in the aggregate, material to the Company’s business (except properties sold or otherwise disposed of since the date thereof in the ordinary course of business), free and clear of all material security interests, encumbrances, claims, security interest, options and restrictions of any nature whatsoever.  Any real property and facilities held under lease by Health Max is held by it under valid, subsisting and enforceable leases of which Health Max is in compliance, except as could not, individually or in the aggregate, have or reasonably be expected to result in a material adverse effect.

(ii)

Health Max has good and marketable title to, or in the case of leased property, a valid leasehold interest in, the office space, computers, equipment and other material tangible assets which are material to its business.  Each such tangible asset is in all material respects in good operating condition and repair (subject to normal wear and tear), is suitable for the purposes for which it presently is used, and, except as to leased assets, free and clear of any and all security interests.  Health Max does not have any knowledge of any dispute or claim made by any other person concerning such right, title and interest in such tangible assets.

(m)

Intellectual Property

(i)

As used in this Agreement, “Intellectual Property” means all right, title and interest in or relating to all intellectual property, whether protected, created or arising under the laws of the United States or any other jurisdiction or under any international convention, including, but not limited to the following: (a) service marks, trademarks, trade names, trade dress, logos and corporate names (and any derivations, modifications or adaptations thereof), Internet domain names and Internet websites (and content thereof), together with the goodwill associated with any of the foregoing, and all applications, registrations, renewals and extensions thereof (collectively, “Marks”); (b) patents and patent applications, including all continuations, divisionals, continuations-in-part and provisionals and patents issuing thereon, and all reissues, reexaminations, substitutions, renewals and extensions thereof (collectively, “Patents”); (c) copyrights, works of authorship and moral rights, and all registrations, applications, renewals, extensions and reversions thereof (collectively, “Copyrights”); (d) confidential and proprietary information, trade secrets and non-public discoveries, concepts, ideas, research and development, technology, know-how, formulae, inventions (whether or not patentable and whether or not reduced to practice), compositions, processes, techniques, technical data and information, procedures, designs, drawings, specifications, databases, customer lists, supplier lists, pricing and cost information, and business and marketing plans and proposals, in each case excluding any rights in respect of any of the foregoing that comprise or are protected by Patents (collectively, “Trade Secrets”); and (e) Technology.  For purposes of this Agreement, “Technology” means all Software, information, designs, formulae, algorithms, procedures, methods, techniques, ideas, know-how, research and development, technical data, programs, subroutines, tools, materials, specifications, processes, inventions (whether or not patentable and whether or not reduced to practice), apparatus, creations, improvements and other similar materials, and all recordings, graphs, drawings, reports, analyses, and other writings, and other embodiments of any of the foregoing, in any form or media whether or not specifically listed herein.  Further, for purposes of this Agreement, “Software” means any and all computer programs, whether in source code or object code; databases and compilations, whether machine readable or otherwise; descriptions, flow-charts and other work product used to design, plan, organize and develop any of the foregoing; and all documentation, including user manuals and other training documentation, related to any of the foregoing.

(ii)

Schedule 2.01(m) sets forth a list and description of the Intellectual Property required for Health Max to operate, or used or held for use by the Company, in the operation of its business, including, but not limited to (a) all issued Patents and pending Patent applications, registered Marks, pending applications for registration of Marks, unregistered Marks, registered Copyrights of Health Max and the record owner, registration or application date, serial or registration number, and jurisdiction of such registration or application of each such item of Intellectual Property, (b) all Software developed by or for Health Max and (c) any Software not exclusively owned by Health Max and incorporated, embedded or bundled with any Software listed in clause (b) above (except for commercially available software and so-called “shrink wrap” software licensed to Health Max on reasonable terms through commercial distributors or in consumer retail stores for a license fee of no more than $10,000).

(iii)

Health Max is the exclusive owner of or has a valid and enforceable right to use all Intellectual Property listed for Health Max in Schedule 2.01(m) (and any other Intellectual Property required to be listed in Schedule 2.01(m)) as the same are used, sold, licensed and otherwise commercially exploited by Health Max, free and clear of all security interests, and no such Intellectual Property has been abandoned.  The Intellectual Property owned by Health Max and the Intellectual Property licensed to it pursuant to valid and enforceable written license agreements include all of the Intellectual Property necessary and sufficient to enable Health Max to conduct its business in the manner in which such business is currently being conducted.  The Intellectual Property owned by Health Max and its rights in and to such Intellectual Property are valid and enforceable.

(iv)

Health Max has not received, and is not aware of, any written or oral notice of any reasonable basis for an allegation against Health Max of any infringement, misappropriation, or violation by Health Max of any rights of any third party with respect to any Intellectual Property, and Health Max is not aware of any reasonable basis for any claim challenging the ownership, use, validity or enforceability of any Intellectual Property owned, used or held for use by Health Max.  Health Max does not have any knowledge (a) of any third-party use of any Intellectual Property owned by or exclusively licensed to Health Max, (b) that any third-party has a right to use any such Intellectual Property, or (c) that any third party is infringing, misappropriating, or otherwise violating (or has infringed, misappropriated or violated) any such Intellectual Property.

(v)

Health Max has not infringed, misappropriated or otherwise violated any Intellectual Property rights of any third parties, and Health Max is not aware of any infringement, misappropriation or violation of any third party rights which will occur as a result of the continued operation of Health Max as presently operated and/or the consummation of the transaction contemplated by this Agreement.

(vi)

Health Max has taken adequate security measures to protect the confidentiality and value of its Trade Secrets (and any confidential information owned by a third party to whom Health Max has a confidentiality obligation).

(vii)

The consummation of the transactions contemplated by this Agreement will not adversely affect the right of Health Max to own or use any Intellectual Property owned, used or held for use by it.

(viii)

All necessary registration, maintenance, renewal and other relevant filing fees in connection with any of the Intellectual Property owned by Health Max and listed (or required to be listed) on Schedule 2.01(m) have been timely paid and all necessary registrations, documents, certificates and other relevant filings in connection with such Intellectual Property have been timely filed with the relevant governmental authorities in the United States or foreign jurisdictions, as the case may be, for the purpose of maintaining such Intellectual Property and all issuances, registrations and applications therefor.  There are no annuities, payments, fees, responses to office actions or other filings necessary to be made and having a due date with respect to any such Intellectual Property within ninety (90) days after the date of this Agreement.

(n)

Undisclosed Liabilities

Health Max has no liabilities or obligations of any nature (whether fixed or unfixed, secured or unsecured, known or unknown and whether absolute, accrued, contingent, or otherwise) except for liabilities or obligations disclosed to WRAP incurred in the ordinary course of business or such liabilities or obligations disclosed in Schedule 2.01(g).

(o)

Board Recommendation

The Board of Directors of Health Max has unanimously determined that the terms of the Stock Purchase are fair to and in the best interests of the Shareholders of the Company.

(p)

Ownership of Stock

The Shareholders own all of the issued and outstanding shares of capital stock of the Company, free and clear of all liens.

(q)

Material Agreements.

(i)

Schedule 2.01(q) lists the following contracts and other agreements (“Material Agreements”) to which Health Max is a party: (a) any agreement (or group of related agreements) for the lease of real or personal property, including capital leases, to or from any person providing for annual lease payments in excess of $5,000 (b) any licensing agreement, or any agreement forming a partnership, strategic alliances, profit sharing or joint venture; (c) any agreement (or group of related agreements) under which it has created, incurred, assumed, or guaranteed any indebtedness for borrowed money in excess of $5,000, or under which a security interest has been imposed on any of its assets, tangible or intangible; (d) any profit sharing, stock option, stock purchase, stock appreciation, deferred compensation, severance, or other material plan or arrangement for the benefit of its current or former officers and managers or any of the Company’s employees; (e) any employment or independent contractor agreement providing annual compensation in excess of $5,000 or providing post-termination or severance payments or benefits or that cannot be cancelled without more than 30 days’ notice; (f) any agreement with any current or former officer, director, shareholder or affiliate of the Company; (g) any agreements relating to the acquisition (by merger, purchase of stock or assets or otherwise) by Health Max of any operating business or material assets or the capital stock of any other person; (h) any agreements for the sale of any of the assets of the Company, other than in the ordinary course of business; (i) any outstanding agreements of guaranty, surety or indemnification, direct or indirect, by the Company; (j) any royalty agreements, licenses or other agreements relating to Intellectual Property (excluding licenses pertaining to “off-the-shelf” commercially available software used pursuant to shrink-wrap or click-through license agreements on reasonable terms for a license fee of no more than $5,000); and (k) any other agreement under which the consequences of a default or termination could reasonably be expected to have a material adverse effect on Health Max.

(ii)

Health Max has made available to WRAP either an original or a correct and complete copy of each written Material Agreement.  Except as set forth on Schedule 2.01(q), with respect to each Material Agreement to which Health Max is a party thereto:  (a) the agreement is the legal, valid, binding, enforceable obligation of Health Max and is in full force and effect in all material respects, subject to bankruptcy and equitable remedies exceptions; (b)(X) Health Max is not in material breach or default thereof, (Y) no event has occurred which, with notice or lapse of time, would constitute a material breach or default of, or permit termination, modification, or acceleration under, the Material Agreement; or (Z) Health Max has not received any notice or has any knowledge that any other party is, in default in any respect under any Material Agreement; and (c) Health Max has not repudiated any material provision of the agreement.

(r)

Material Contract Defaults

Health Max is not, or has not, received any notice or has any knowledge that any other party is, in default in any respect under any Company Material Contract; and there has not occurred any event that with the lapse of time or the giving of notice or both would constitute such a material default.  For purposes of this Agreement, a “Company Material Contract” means any contract, agreement or commitment that is effective as of the Closing Date to which Health Max is a party (i) with expected receipts or expenditures in excess of $25,000, (ii) requiring Health Max to indemnify any person, (iii) granting exclusive rights to any party, (iv) evidencing indebtedness for borrowed or loaned money in excess of $25,000 or more, including guarantees of such indebtedness, or (v) which, if breached by Health Max in such a manner would (A) permit any other party to cancel or terminate the same (with or without notice of passage of time) or (B) provide a basis for any other party to claim money damages (either individually or in the aggregate with all other such claims under that contract) from Health Max or (C) give rise to a right of acceleration of any material obligation or loss of any material benefit under any such contract, agreement or commitment.

(s)

Tax Returns and Tax Payments.

(i)

Health Max has timely filed with the appropriate taxing authorities all Tax Returns required to be filed by it (taking into account all applicable extensions).  All such Tax Returns are true, correct and complete in all respects.  All Taxes due and owing by Health Max have been paid (whether or not shown on any Tax Return and whether or not any Tax Return was required).  Since the Health Max Balance Sheet Date, Health Max has not incurred any liability for Taxes outside the ordinary course of business.  As of the Closing Date, the unpaid Taxes of Health Max will not exceed the reserve for Tax liability (excluding any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the books and records of Health Max.

(ii)

No material claim for unpaid Taxes has been made or become a security interest against the property of Health Max or is being asserted against Health Max, and no extension of the statute of limitations on the assessment of any Taxes has been granted to Health Max and is currently in effect.

(iii)

As used herein, “Taxes” shall mean all taxes of any kind, including, without limitation, those on or measured by or referred to as income, gross receipts, sales, use, ad valorem, franchise, profits, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium value added, property or windfall profits taxes, customs, duties or similar fees, assessments or charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts imposed by any governmental authority, domestic or foreign.  As used herein, “Tax Return” shall mean any return, report or statement required to be filed with any governmental authority with respect to Taxes.

(t)

Environmental Matters

.  Health Max is in compliance with all Environmental Laws in all material respects.  Health Max holds all permits and authorizations required under applicable Environmental Laws, unless the failure to hold such permits and authorizations would not have a material adverse effect on Health Max, and is compliance with all terms, conditions and provisions of all such permits and authorizations in all material respects.  No releases of Hazardous Materials have occurred at, from, in, to, on or under any real property currently or formerly owned, operated or leased by Health Max or any predecessor thereof and no Hazardous Materials are present in, on, about or migrating to or from any such property which could result in any liability to Health Max.  Health Max has not transported or arranged for the treatment, storage, handling, disposal, or transportation of any Hazardous Material to any off-site location which could result in any liability to Health Max.  Health Max has no liability, absolute or contingent, under any Environmental Law that if enforced or collected would have a material adverse effect on the Company.   “Environmental Laws” means all applicable foreign, federal, state and local statutes, rules, regulations, ordinances, orders, decrees and common law relating in any manner to contamination, pollution or protection of human health or the environment, and similar state laws.  “Hazardous Material” means any toxic, radioactive, corrosive or otherwise hazardous substance, including petroleum, its derivatives, by-products and other hydrocarbons, or any substance having any constituent elements displaying any of the foregoing characteristics, which in any event is regulated under any Environmental Law.

(u)

Compliance With Anti-Corruption Laws. Neither Health Max nor to the knowledge of Health Max, any director, officer, agent, employee or other person acting on behalf of Health Max has, in the course of its actions for, or on behalf of, Health Max (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any applicable U.S. laws; or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

(v)

OFAC. Neither Health Max, nor to the knowledge of Health Max, any director, officer, agent, employee, affiliate or person acting on behalf of the Company, is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department.

(w)

Money Laundering Laws. The operations of Health Max are and have been conducted at all times in compliance with all applicable financial record keeping and reporting requirements, anti-terrorist financing legislation and money laundering statutes of all applicable jurisdictions and any related or similar rules, regulations or guidelines issued, administered or enforced by any Governmental Entity (collectively, “Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving Health Max with respect to Money Laundering Laws is pending or, to the best knowledge of Health Max, threatened.

(x)

Full Disclosure.  All of the representations and warranties made by Health Max in this Agreement, and all statements set forth in the certificates delivered by Health Max at the Closing pursuant to this Agreement, are true, correct and complete in all material respects and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make such representations, warranties or statements, in light of the circumstances under which they were made, misleading.  The copies of all documents furnished by Health Max pursuant to the terms of this Agreement are complete and accurate copies of the original documents.  The schedules, certificates, and any and all other statements and information, whether furnished in written or electronic form, to WRAP or its representatives by or on behalf of any of Health Max or its affiliates in connection with the negotiation of this Agreement and the transactions contemplated hereby do not contain any material misstatement of fact or omit to state a material fact or any fact necessary to make the statements contained therein not misleading.

II.2

Representations and Warranties of WRAP

.  Except as set forth in the disclosure schedule delivered by WRAP to Health Max at the time of execution of this Agreement (the “WRAP Disclosure Schedule”), WRAP represents and warrants to Health Max and the Shareholders as follows:

(a)

Organization, Standing and Corporate Power

.  WRAP is duly organized, validly existing and in good standing under the laws of the State of Florida and has the requisite corporate power and authority and all government licenses, authorizations, permits, consents and approvals required to own, lease and operate its properties and carry on its business as now being conducted.  WRAP is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed (individually or in the aggregate) would not have a material adverse effect with respect to WRAP.  Shares of common stock of WRAP (“WRAP Common Stock”) are quoted on the OTC Pink Marketplace under the symbol “WRAP.”

(b)

Subsidiaries

.  WRAP does not own directly or indirectly, any equity or other ownership interest in any company, corporation, partnership, joint venture or otherwise. Notwithstanding the foregoing, it is acknowledged that WRAP is in the process of dissolving its Prosperity subsidiary in the state of New York.

(c)

Capital Structure of WRAP

.  No shares of WRAP Common Stock are issuable upon the exercise of warrants, convertible notes, options or otherwise except as set forth in the WRAP SEC Documents (as defined herein) or otherwise disclosed to Health Max.  All shares which may be issued pursuant to this Agreement will be, when issued, duly authorized, validly issued, fully paid and nonassessable, not subject to preemptive rights, and issued in compliance with all applicable state and federal laws concerning the issuance of securities. Notwithstanding the foregoing, it is acknowledged and agreed that WRAP may sell and issue up to 40,000,000 shares of WRAP Common Stock and warrants to purchase up to 20,000,000 additional shares of WRAP Common Stock prior to Closing, pursuant to its S-1 registration statement. It is further acknowledged and agreed that prior to Closing, WRAP will need to increase its authorized common shares and authorize a new class of preferred shares to issue to Health Max.

(d)

Corporate Authority; Noncontravention

WRAP has all requisite corporate and other power and authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement.  The execution and delivery of this Agreement by WRAP and the consummation by WRAP of the transactions contemplated hereby have been (or at Closing will have been) duly authorized by all necessary corporate action on the part of WRAP.  This Agreement has been duly executed and when delivered by WRAP shall constitute a valid and binding obligation of WRAP, enforceable against WRAP in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors’ rights generally or by general principles of equity.  The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated by this Agreement and compliance with the provisions hereof will not, conflict with, or result in any breach or violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of or “put” right with respect to any obligation or to loss of a material benefit under, or result in the creation of any security interest upon any of the properties or assets of WRAP under, (i) its articles of incorporation, bylaws, or other charter documents of WRAP (ii) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise or license applicable to WRAP, its properties or assets, or (iii) subject to the governmental filings and other matters referred to in the following sentence, any judgment, order, decree, statute, law, ordinance, rule, regulation or arbitration award applicable to WRAP, its properties or assets, other than, in the case of clauses (ii) and (iii), any such conflicts, breaches, violations, defaults, rights, losses or security interests that individually or in the aggregate could not have a material adverse effect with respect to WRAP or could not prevent, hinder or materially delay the ability of WRAP to consummate the transactions contemplated by this Agreement.

(e)

Government Authorization

No consent, approval, order or authorization of, or registration, declaration or filing with, or notice to, any Governmental Entity, is required by or with respect to WRAP in connection with the execution and delivery of this Agreement by WRAP, or the consummation by WRAP of the transactions contemplated hereby, except, with respect to this Agreement, any filings under the Securities Act or the Exchange Act.

(f)

Financial Statements

The financial statements of WRAP included in the reports, schedules, forms, statements and other documents filed by WRAP with the Securities and Exchange Commission (“SEC”) (collectively, and in each case including all exhibits and schedules thereto and documents incorporated by reference therein, the “SEC Documents”), comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with U.S. generally accepted accounting principles (except, in the case of unaudited quarterly statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present the financial position of WRAP as of the dates thereof and the results of operations and changes in cash flows for the periods then ended (subject, in the case of unaudited quarterly statements, to normal year-end audit adjustments as determined by WRAP’s independent accountants).  Except as set forth in the WRAP SEC Documents, at the date of the most recent audited financial statements of WRAP included in the WRAP SEC Documents, WRAP has not incurred any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) which, individually or in the aggregate, could reasonably be expected to have a material adverse effect with respect to WRAP.

(g)

Absence of Certain Changes or Events

Except as disclosed in the WRAP SEC Documents or as set forth on Schedule 2.02(g), since the date of the most recent financial statements included in the WRAP SEC Documents, WRAP has conducted its business only in the ordinary course consistent with past practice in light of its current business circumstances, and there is not and has not been any:

(i)

material adverse change with respect to WRAP;

(ii)

event which, if it had taken place following the execution of this Agreement, would not have been permitted by Section 3.01 without prior consent of the Company;

(iii)

condition, event or occurrence which could reasonably be expected to prevent, hinder or materially delay the ability of WRAP to consummate the transactions contemplated by this Agreement;

(iv)

incurrence, assumption or guarantee by WRAP of any indebtedness for borrowed money other than in the ordinary course and in amounts and on terms consistent with past practices or as disclosed to Health Max in writing;

(v)

creation or other incurrence by WRAP of any security interest on any asset other than in the ordinary course consistent with past practices;

(vi)

transaction or commitment made, or any contract or agreement entered into, by WRAP relating to its assets or business (including the acquisition or disposition of any assets) or any relinquishment by WRAP of any contract or other right, in either case, material to WRAP, other than transactions and commitments in the ordinary course consistent with past practices and those contemplated by this Agreement;

(vii)

labor dispute, other than routine, individual grievances, or, to the knowledge of WRAP, any activity or proceeding by a labor union or representative thereof to organize any employees of WRAP or any lockouts, strikes, slowdowns, work stoppages or threats by or with respect to such employees;

(viii)

payment, prepayment or discharge of liability other than in the ordinary course of business or any failure to pay any liability when due;

(ix)

write-offs or write-downs of any assets of WRAP;

(x)

creation, termination or amendment of, or waiver of any right under, any material contract of WRAP;

(xi)

damage, destruction or loss having, or reasonably expected to have, a material adverse effect on WRAP;

(xii)

other condition, event or occurrence which individually or in the aggregate could reasonably be expected to have a material adverse effect or give rise to a material adverse change with respect to WRAP; or

(xiii)

agreement or commitment to do any of the foregoing.

(h)

Certain Fees

.  No brokerage or finder’s fees or commissions are or will be payable by WRAP to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other person with respect to the transactions contemplated by this Agreement.

(i)

Litigation; Labor Matters; Compliance with Laws

(i)

There is no suit, action or proceeding or investigation pending or, to the knowledge of WRAP, threatened against or affecting WRAP or any basis for any such suit, action, proceeding or investigation that, individually or in the aggregate, could reasonably be expected to have a material adverse effect with respect to WRAP or prevent, hinder or materially delay the ability of WRAP to consummate the transactions contemplated by this Agreement, nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against WRAP having, or which, insofar as reasonably could be foreseen by WRAP, in the future could have, any such effect.

(ii)

WRAP is not a party to, or bound by, any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization, nor is it the subject of any proceeding asserting that it has committed an unfair labor practice or seeking to compel it to bargain with any labor organization as to wages or conditions of employment nor is there any strike, work stoppage or other labor dispute involving it pending or, to its knowledge, threatened, any of which could have a material adverse effect with respect to WRAP.

(iii)

The conduct of the business of WRAP complies with all statutes, laws, regulations, ordinances, rules, judgments, orders, decrees or arbitration awards applicable thereto.

(j)

Benefit Plans

 WRAP is not a party to any benefit plan under which WRAP currently has an obligation to provide benefits to any current or former employee, officer or director of WRAP.

(k)

Certain Employee Payments

  WRAP is not a party to any employment agreement which could result in the payment to any current, former or future director or employee of WRAP of any money or other property or rights or accelerate or provide any other rights or benefits to any such employee or director as a result of the transactions contemplated by this Agreement, whether or not (i) such payment, acceleration or provision would constitute a “parachute payment” (within the meaning of Section 280G of the Code), or (ii) some other subsequent action or event would be required to cause such payment, acceleration or provision to be triggered.

(l)

Material Contract Defaults

  WRAP is not, or has not, received any notice or has any knowledge that any other party is, in default in any respect under any WRAP Material Contract; and there has not occurred any event that with the lapse of time or the giving of notice or both would constitute such a material default.  For purposes of this Agreement, a “WRAP Material Contract” means any contract, agreement or commitment that is effective as of the Closing Date to which WRAP is a party (i) with expected receipts or expenditures in excess of $5,000, (ii) requiring WRAP to indemnify any person, (iii) granting exclusive rights to any party, (iv) evidencing indebtedness for borrowed or loaned money in excess of $5,000 or more, including guarantees of such indebtedness, or (v) which, if breached by WRAP in such a manner would (A) permit any other party to cancel or terminate the same (with or without notice of passage of time) or (B) provide a basis for any other party to claim money damages (either individually or in the aggregate with all other such claims under that contract) from WRAP or (C) give rise to a right of acceleration of any material obligation or loss of any material benefit under any such contract, agreement or commitment.

(m)

Properties

  WRAP has valid land use rights for all real property that is material to its business and good, clear and marketable title to all the tangible properties and tangible assets reflected in the latest balance sheet as being owned by WRAP or acquired after the date thereof which are, individually or in the aggregate, material to WRAP’s business (except properties sold or otherwise disposed of since the date thereof in the ordinary course of business), free and clear of all material Security interests, encumbrances, claims, security interest, options and restrictions of any nature whatsoever.  Any real property and facilities held under lease by WRAP are held by them under valid, subsisting and enforceable leases of which WRAP is in compliance, except as could not, individually or in the aggregate, have or reasonably be expected to result in a material adverse effect.

(n)

Intellectual Property

  WRAP owns or has valid rights to use the Trademarks, trade names, domain names, copyrights, patents, logos, licenses and computer software programs (including, without limitation, the source codes thereto) that are necessary for the conduct of its business as now being conducted.  All of WRAP’s licenses to use Software programs are current and have been paid for the appropriate number of users.  To the knowledge of WRAP, none of WRAP’s Intellectual Property or WRAP License Agreements infringe upon the rights of any third party that may give rise to a cause of action or claim against WRAP or its successors. The term “WRAP License Agreements” means any license agreements granting any right to use or practice any rights under any Intellectual Property (except for such agreements for off-the-shelf products that are generally available for less than $5,000), and any written settlements relating to any Intellectual Property, to which Health Max is a party or otherwise bound

(o)

Board Determination

  The Board of Directors of WRAP has unanimously determined that the terms of the Stock Purchase are fair to and in the best interests of WRAP and its shareholders.

(p)

Undisclosed Liabilities

.  WRAP has no liabilities or obligations of any nature (whether fixed or unfixed, secured or unsecured, known or unknown and whether absolute, accrued, contingent, or otherwise) except for liabilities or obligations reflected or reserved against in the WRAP SEC Documents incurred in the ordinary course of business or otherwise disclosed to Health Max.

(q)

Compliance With Anti-Corruption Laws. Neither WRAP nor to the knowledge of WRAP, any director, officer, agent, employee or other person acting on behalf of WRAP has, in the course of its actions for, or on behalf of, WRAP (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any applicable U.S. laws; or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

(r)

OFAC. Neither WRAP, nor to the knowledge of WRAP, any director, officer, agent, employee, affiliate or person acting on behalf of WRAP, is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department.

(s)

Money Laundering Laws. The operations of WRAP are and have been conducted at all times in compliance with all Money Laundering Laws, and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving WRAP with respect to Money Laundering Laws is pending or, to the best knowledge of WRAP, threatened.

(t)

Full Disclosure.  All of the representations and warranties made by WRAP in this Agreement, and all statements set forth in the certificates delivered by WRAP at the Closing pursuant to this Agreement, are true, correct and complete in all material respects and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make such representations, warranties or statements, in light of the circumstances under which they were made, misleading.  The copies of all documents furnished by WRAP pursuant to the terms of this Agreement are complete and accurate copies of the original documents.  The schedules, certificates, and any and all other statements and information, whether furnished in written or electronic form, to Health Max or its representatives by or on behalf of WRAP and the WRAP Stockholders in connection with the negotiation of this Agreement and the transactions contemplated hereby do not contain any material misstatement of fact or omit to state a material fact or any fact necessary to make the statements contained therein not misleading.

II.3

Representations and Warranties of the Shareholders.  Each Shareholder represents and warrants to WRAP as follows:

(a)

Ownership of the Health Max Shares

  The Shareholder owns all of the Health Max Shares, free and clear of all liens, and the Health Max Shares represent all of the issued and outstanding shares of capital stock of the Company.

(b)

Power of Shareholders to Execute Agreement

  Each Shareholder has the full right, power, and authority to execute, deliver, and perform this Agreement, and this Agreement is the legal binding obligation of the Shareholder and is enforceable against the Shareholder in accordance with its terms, except that (i) such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium, or other similar laws now or hereafter in effect relating to creditors’ rights, and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefore may be brought.

(c)

Agreement Not in Breach of Other Instruments Affecting Shareholder

The execution and delivery of this Agreement, the consummation of the transactions hereby contemplated, and the fulfillment of the terms hereof will not result in the breach of any term or provisions of, or constitute a default under, or conflict with, or cause the acceleration of any obligation under any agreement or other instrument of any description to which any Shareholder is a party or by which the Shareholders are bound, or any judgment, decree, order, or award of any court, governmental body, or arbitrator or any applicable law, rule, or regulation.

(d)

Securities Representations

  The Shareholders are not acquiring the Wrap shares with a view towards distribution and in each case are acquiring the WRAP Shares for their own behalves. The Shareholders understand and agree that the Wrap Shares shall constitute “restricted securities,” as that term is defined in Rule 144 under the Securities Act.

(e)

Accuracy of Statements

  Neither this Agreement nor any statement, list, certificate, or any other agreement executed in connection with this Agreement or other information furnished or to be furnished by the Shareholder to WRAP in connection with this Agreement or any of the transactions contemplated hereby contains or will contain an untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained herein or therein, in light of circumstances in which they are made, not misleading.

Article III
COVENANTS RELATING TO  CONDUCT OF BUSINESS PRIOR TO EXCHANGE

III.1

Conduct of Health Max and WRAP

 From the date of this Agreement and until the Closing Date, or until the prior termination of this Agreement, Health Max and WRAP shall not, unless mutually agreed to in writing:

(a)

engage in any transaction, except in the normal and ordinary course of business, or create or suffer to exist any security interest upon any of their respective assets or which will not be discharged in full prior to the Closing Date;

(b)

sell, assign or otherwise transfer any of their assets, or cancel or compromise any debts or claims relating to their assets, other than for fair value, in the ordinary course of business, and consistent with past practice;

(c)

fail to use reasonable efforts to preserve intact their present business organizations, keep available the services of their employees and preserve its material relationships with customers, suppliers, licensors, licensees, distributors and others, to the end that its good will and ongoing business not be impaired prior to the Closing Date;

(d)

issue any shares of capital stock of Health Max;

(e)

except for matters related to complaints by former employees related to wages, suffer or permit any material adverse change to occur with respect to Health Max and WRAP or their business or assets; or

(f)

make any material change with respect to their business in accounting or bookkeeping methods, principles or practices, except as required by GAAP.

Article IV
ADDITIONAL AGREEMENTS

IV.1

Access to Information; Confidentiality

(a)

Health Max shall, and shall cause its officers, employees, counsel, financial advisors and other representatives to, afford to WRAP and its representatives reasonable access during normal business hours during the period prior to the Closing Date to its properties, books, contracts, commitments, personnel and records and, during such period, Health Max shall, and shall cause its officers, employees and representatives to, furnish promptly to WRAP all information concerning its business, properties, financial condition, operations and personnel as such other party may from time to time reasonably request.  For the purposes of determining the accuracy of the representations and warranties of WRAP set forth herein and compliance by WRAP of its obligations hereunder, during the period prior to the Closing Date, WRAP shall provide Health Max and its representatives with reasonable access during normal business hours to its properties, books, contracts, commitments, personnel and records as may be necessary to enable Health Max to confirm the accuracy of the representations and warranties of WRAP set forth herein and compliance by WRAP of its obligations hereunder, and, during such period, WRAP shall, and shall cause its officers, employees and representatives to, furnish promptly to Health Max upon its request (i) a copy of each report, schedule, registration statement and other document filed by it during such period pursuant to the requirements of federal or state securities laws and (ii) all other information concerning its business, properties, financial condition, operations and personnel as such other party may from time to time reasonably request.  Except as required by law, each of Health Max and WRAP will hold, and will cause its respective directors, officers, employees, accountants, counsel, financial advisors and other representatives and affiliates to hold, any nonpublic information in confidence.

(b)

No investigation pursuant to this Section 4.01 shall affect any representations or warranties of the parties herein or the conditions to the obligations of the parties hereto.

IV.2

Best Efforts

  Upon the terms and subject to the conditions set forth in this Agreement, each of the parties agrees to use its best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Stock Purchase and the other transactions contemplated by this Agreement.  WRAP and Health Max shall mutually cooperate in order to facilitate the achievement of the benefits reasonably anticipated from the Stock Purchase.

IV.3

Public Announcements

  No party shall make a public statement or issue a press release relating to the Stock Purchase, except with the other party’s prior written approval. Notwithstanding, WRAP may disclose the Stock Purchase to the SEC and issue a press release in conjunction therewith.

IV.4

Expenses

 All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses.

IV.5

No Solicitation

.  Except as previously agreed to in writing by the other party, neither Health Max nor WRAP shall authorize or permit any of its officers, directors, agents, representatives, or advisors to solicit, initiate or encourage or take any action to facilitate the submission of inquiries, proposals or offers from any person relating to any matter concerning any exchange, merger, consolidation, business combination, recapitalization or similar transaction involving Health Max or WRAP, respectively, other than the transaction contemplated by this Agreement or any other transaction the consummation of which would or could reasonably be expected to impede, interfere with, prevent or delay the Stock Purchase or which would or could be expected to dilute the benefits to either Health Max or WRAP of the transactions contemplated hereby.  The Company, Shareholder or WRAP will immediately cease and cause to be terminated any existing activities, discussions and negotiations with any parties conducted heretofore with respect to any of the foregoing.

IV.6

Name Change.  Following to the Closing Date, WRAP will to change its corporate name to such name as decided by its Board of Director Inc. (the “Name Change”) and apply for a new trading symbol.

IV.7

Change in Management and Board. Upon execution of this Agreement, Rolv Heggenhougen shall resign from the board of directors and all executive positions of WRAP, and WRAP shall appoint to its board of directors Neil Ford. After Closing, Mr. Ford shall have the authority to appoint two additional members to WRAP’s board of directors. Marco Alfonsi and Carl Dilley shall remain on the board of directors until replaced by a vote of WRAP’s shareholders. After Closing, all decisions of the Board of Directors must be made by unanimous approval of the directors, and the directors shall execute a written resolution to such effect. The new board of directors shall appoint new management for WRAP, except that Marco Alfonsi shall continue to serve as WRAP‘s CEO and will be given a three year employment contract for such services, with such contract including standard indemnity provisions and provision for director and officer insurance.

IV.8

Series B Preferred Stock.  Of the one thousand (1,000) shares of WRAP’s Series B Preferred Stock to be authorized, it is agreed that two hundred (200) shares shall be reserved for raising capital from $300,000 to $1,000,000; and one hundred (100) shares shall be reserved as compensation for Marco Alfonsi pursuant to a three year employment agreement where forty (40) shares will immediately vest, twenty (20) will vest after a year, twenty (20) more will vest after an additional year and the remaining twenty (20) will vest after an additional year (at end of year 3).

Article V

CONDITIONS PRECEDENT

V.1

Conditions to Each Party’s Obligation to Effect the Stock Purchase

  The obligation of each party to effect the Stock Purchase and otherwise consummate the transactions contemplated by this Agreement is subject to the satisfaction, at or prior to the Closing, of each of the following conditions:

(a)

No Restraints

.  No temporary restraining order, preliminary or permanent injunction or other order preventing the consummation of the Stock Purchase shall have been issued by any court of competent jurisdiction or any other Governmental Entity having jurisdiction and shall remain in effect, and there shall not be any applicable legal requirement enacted, adopted or deemed applicable to the Stock Purchase that makes consummation of the Stock Purchase illegal.

(b)

Governmental Approvals

.  All authorizations, consents, orders, declarations or approvals of, or filings with, or terminations or expirations of waiting periods imposed by, any Governmental Entity having jurisdiction which the failure to obtain, make or occur would have a material adverse effect on WRAP or Health Max shall have been obtained, made or occurred.

(c)

No Litigation

.  There shall not be pending or threatened any suit, action or proceeding before any court, Governmental Entity or authority (i) pertaining to the transactions contemplated by this Agreement or (ii) seeking to prohibit or limit the ownership or operation by the Company, WRAP or any of its subsidiaries, or to dispose of or hold separate any material portion of the business or assets of Health Max or WRAP.

(d)

Shareholder Approval

.  The Shareholders of Health Max shall have adopted and approved this Agreement and the Stock Purchase in accordance with applicable law.

V.2

Conditions Precedent to Obligations of WRAP

.  The obligation of WRAP to effect the Stock Purchase and otherwise consummate the transactions contemplated by this Agreement are subject to the satisfaction, at or prior to the Closing, of each of the following conditions:

(a)

Representations, Warranties and Covenants

.  The representations and warranties of Health Max and the Shareholders in this Agreement shall be true and correct in all material respects (except for such representations and warranties that are qualified by their terms by a reference to materiality or material adverse effect, which representations and warranties as so qualified shall be true and correct in all respects) both when made and on and as of the Closing Date, and (ii) Health Max and the Shareholder shall each have performed and complied in all material respects with all covenants, obligations and conditions of this Agreement required to be performed and complied with by each of them prior to the Closing Date.

(b)

Consents

.  WRAP shall have received evidence, in form and substance reasonably satisfactory to it, that such licenses, permits, consents, approvals, authorizations, qualifications and orders of governmental authorities and other third parties as necessary in connection with the transactions contemplated hereby have been obtained.

(c)

Officer’s Certificate of the Company

.  WRAP shall have received a certificate executed on behalf of Health Max by an executive officer of Health Max confirming that the conditions set forth in Sections 5.01 and 5.02 have been satisfied.

(d)

No Material Adverse Change

.  There shall not have occurred any change in the business, condition (financial or otherwise), results of operations or assets (including intangible assets) and properties of Health Max that, individually or in the aggregate, could reasonably be expected to have a material adverse effect on Health Max.

(e)

Secretary’s Certificate of Health Max

.  WRAP shall have received a certificate, dated as of the Closing Date, from the Secretary of Health Max, certifying (i) as to the incumbency and signatures of the officers of Health Max, who shall execute this Agreement and documents at the Closing and (ii) that attached thereto is a true and complete copy of (A) the articles or certificate of incorporation of Health Max and all amendments thereto, (B) the bylaws of Health Max and all amendments thereto, and (C) resolutions of the Board of Directors of Health Max and its shareholder authorizing the execution, delivery and performance of this Agreement by the Company.

(f)

Audited Financial Statements.  Health Max shall have completed, and WRAP shall have received from Health Max, audited financial statements and pro forma financial statements as required to be filed by WRAP pursuant to the Exchange Act.

V.3

Conditions Precedent to Obligation of Health MAx

.  The obligation of Health Max to effect the Stock Purchase and otherwise consummate the transactions contemplated by this Agreement is subject to the satisfaction, at or prior to the Closing, of each of the following conditions:

(a)

Representations, Warranties and Covenants

.  The representations and warranties of WRAP in this Agreement shall be true and correct in all material respects (except for such representations and warranties that are qualified by their terms by a reference to materiality or material adverse effect, which representations and warranties as so qualified shall be true and correct in all respects) both when made and on and as of the Closing Date, and (ii) WRAP shall have performed and complied in all material respects with all covenants, obligations and conditions of this Agreement required to be performed and complied with by it prior to the Closing Date.

(b)

Consents

.  Health Max shall have received evidence, in form and substance reasonably satisfactory to it, that such licenses, permits, consents, approvals, authorizations, qualifications and orders of governmental authorities and other third parties as necessary in connection with the transactions contemplated hereby have been obtained.

(c)

Officer’s Certificate of WRAP

.  Health Max shall have received a certificate executed on behalf of WRAP by an executive officer of WRAP, confirming that the conditions set forth in Sections 5.01 and 5.03 have been satisfied.

(d)

No Material Adverse Change

.  There shall not have occurred any change in the business, condition (financial or otherwise), results of operations or assets (including intangible assets) and properties of WRAP that, individually or in the aggregate, could reasonably be expected to have a material adverse effect on WRAP.

(e)

Board Resolutions

.  Health Max shall have received resolutions duly adopted by WRAP’s Board of Directors approving the execution, delivery and performance of the Agreement and the transactions contemplated by the Agreement.

Article VI
TERMINATION, AMENDMENT AND WAIVER

VI.1

Termination.  This Agreement may be terminated and abandoned at any time prior to the Closing Date:

(a)

by mutual written consent of WRAP and Health Max;

(b)

by either WRAP or Health Max if any Governmental Entity shall have issued an order, decree or ruling or taken any other action permanently enjoining, restraining or otherwise prohibiting the Stock Purchase and such order, decree, ruling or other action shall have become final and nonappealable;

(c)

by either WRAP or Health Max if the Stock Purchase shall not have been consummated on or before March 1, 2017 (other than as a result of the failure of the party seeking to terminate this Agreement to perform its obligations under this Agreement required to be performed at or prior to the Closing Date);

(d)

by WRAP, if a material adverse change shall have occurred relative to Health Max and is not cured within 30 days after WRAP tenders notice of the breach to Health Max and Shareholder)\;

(e)

by Health Max if a material adverse change shall have occurred relative to WRAP and is not cured within 30 days after WRAP tenders notice of the breach to Health Max and Shareholder ;

(f)

by WRAP, if Health Max willfully fails to perform in any material respect any of its material obligations under this Agreement; or

(g)

by Health Max, if WRAP willfully fails to perform in any material respect any of its obligations under this Agreement.

VI.2

Effect of Termination

.  In the event of termination of this Agreement by either Health Max or WRAP as provided in Section 6.01, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of WRAP or the Company, other than the provisions of the last sentence of Section 4.01(a) and this Section 6.02.  Nothing contained in this Section shall relieve any party for any breach of the representations, warranties, covenants or agreements set forth in this Agreement.

VI.3

Amendment

.  This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties upon approval by the party, if such party is an individual, and upon approval of the Boards of Directors of each of the parties that are corporate entities.

VI.4

Extension; Waiver

.  Subject to Section 6.01(c), at any time prior to the Closing Date, the parties may (a) extend the time for the performance of any of the obligations or other acts of the other parties, (b) waive any inaccuracies in the representations and warranties contained in this Agreement or in any document delivered pursuant to this Agreement, or (c) waive compliance with any of the agreements or conditions contained in this Agreement.  Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.  The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

VI.5

Return of Documents

.  In the event of termination of this Agreement for any reason, WRAP and Health Max will return to the other party all of the other party’s documents, work papers, and other materials (including copies) relating to the transactions contemplated in this Agreement, whether obtained before or after execution of this Agreement.  WRAP and Health Max will not use any information so obtained from the other party for any purpose and will take all reasonable steps to have such other party’s information kept confidential.

Article VII
INDEMNIFICATION AND RELATED MATTERS

VII.1

Survival of Representations and Warranties

.  The representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive until twelve (12) months after the Closing Date (except for with respect to Taxes which shall survive for the applicable statute of limitations plus 90 days, and covenants that by their terms survive for a longer period).

VII.2

Indemnification

.

(a)

WRAP shall indemnify and hold the Shareholders and Health Max harmless for, from and against any and all liabilities, obligations, damages, losses, deficiencies, costs, penalties, interest and expenses (including, but not limited to, any and all expenses whatsoever reasonably incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever) (collectively, “Losses”) to which Health Max or the Shareholders may become subject resulting from or arising out of any material breach of a representation, warranty or covenant made by WRAP as set forth herein.

(b)

Health Max and the Shareholder shall jointly indemnify and hold WRAP and WRAP’s officers and directors (“WRAP’s Representatives”) harmless for, from and against any and all Losses to which WRAP or WRAP’s Representatives may become subject resulting from or arising out of (1) any breach of a representation, warranty or covenant made by Health Max or Shareholder as set forth herein; or (2) any and all liabilities arising out of or in connection with: (A) any of the assets of Health Max prior to the Closing; or (B) the operations of Health Max prior to the Closing.

VII.3

Notice of Indemnification

.  Promptly after the receipt by any indemnified party (the “Indemnitee”) of notice of the commencement of any action or proceeding against such Indemnitee, such Indemnitee shall, if a claim with respect thereto is or may be made against any indemnifying party (the “Indemnifying Party”) pursuant to this Article VII, give such Indemnifying Party written notice of the commencement of such action or proceeding and give such Indemnifying Party a copy of such claim and/or process and all legal pleadings in connection therewith.  The failure to give such notice shall not relieve any Indemnifying Party of any of its indemnification obligations contained in this Article VII, except where, and solely to the extent that, such failure actually and materially prejudices the rights of such Indemnifying Party.  Such Indemnifying Party shall have, upon request within thirty (30) days after receipt of such notice, but not in any event after the settlement or compromise of such claim, the right to defend, at its own expense and by its own counsel reasonably acceptable to the Indemnitee, any such matter involving the asserted liability of the Indemnitee; provided, however, that if the Indemnitee determines that there is a reasonable probability that a claim may materially and adversely affect it, other than solely as a result of money payments required to be reimbursed in full by such Indemnifying Party under this Article VII or if a conflict of interest exists between Indemnitee and the Indemnifying Party, the Indemnitee shall have the right to defend, compromise or settle such claim or suit; and, provided, further, that such settlement or compromise shall not, unless consented to in writing by such Indemnifying Party, which shall not be unreasonably withheld, be conclusive as to the liability of such Indemnifying Party to the Indemnitee.  In any event, the Indemnitee, such Indemnifying Party and its counsel shall cooperate in the defense against, or compromise of, any such asserted liability, and in cases where the Indemnifying Party shall have assumed the defense, the Indemnitee shall have the right to participate in the defense of such asserted liability at the Indemnitee’s own expense.  In the event that such Indemnifying Party shall decline to participate in or assume the defense of such action, prior to paying or settling any claim against which such Indemnifying Party is, or may be, obligated under this Article VII to indemnify an Indemnitee, the Indemnitee shall first supply such Indemnifying Party with a copy of a final court judgment or decree holding the Indemnitee liable on such claim or, failing such judgment or decree, the terms and conditions of the settlement or compromise of such claim.  An Indemnitee’s failure to supply such final court judgment or decree or the terms and conditions of a settlement or compromise to such Indemnifying Party shall not relieve such Indemnifying Party of any of its indemnification obligations contained in this Article VII, except where, and solely to the extent that, such failure actually and materially prejudices the rights of such Indemnifying Party.  If the Indemnifying Party is defending the claim as set forth above, the Indemnifying Party shall have the right to settle the claim only with the consent of the Indemnitee.

Article VIII
GENERAL PROVISIONS

VIII.1

Notices

.  Any and all notices and other communications hereunder shall be in writing and shall be deemed duly given to the party to whom the same is so delivered, sent or mailed at addresses and contact information set forth below (or at such other address for a party as shall be specified by like notice.)  Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be deemed given and effective on the earliest of: (a) on the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth on the signature pages attached hereto prior to 5:30 p.m. (Pacific Standard Time) on a business day, (b) on the next business day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth on the signature pages attached hereto on a day that is not a business day or later than 5:30 p.m. EST on any business day, (c) on the second business day following the date of mailing, if sent by a nationally recognized overnight courier service, or (d) if by personal delivery, upon actual receipt by the party to whom such notice is required to be given.

If to WRAP:

Wrapmail, Inc.

445 NE 12 th Ave.

Fort Lauderdale, FL 33301

with a copy to:

Austin Legal Group, APC
Attention: Arden Anderson, Esq.
3990 Old Town Ave., Suite A-112

San Diego, CA 92110

If to Health Max:

Health Max Group, Inc.

309 Belleview Blvd, Belleair, FL 33756

Copy to: 78-245 Estancia Dr, Palm Desert, CA 9211

All Notices to the Shareholders shall be sent “care of” Health Max.

VIII.2

Definitions

.  For purposes of this Agreement, and in addition to other terms defined elsewhere in this Agreement, the following terms have the meaning assigned to them below:

(a)

an “affiliate” of any person means another person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first person;

(b)

“material adverse change” or “material adverse effect” means, when used in connection with Health Max or WRAP, any change or effect that either individually or in the aggregate with all other such changes or effects is materially adverse to the business, assets, properties, condition (financial or otherwise) or results of operations of such party and its subsidiaries taken as a whole (after giving effect in the case of WRAP to the consummation of the Stock Purchase);

(c)

“ordinary course of business” means the ordinary course of business consistent with past custom and practice (including with respect to quantity and frequency);

(d)

“person” means an individual, corporation, partnership, joint venture, association, trust, unincorporated organization or other entity;

(e)

“subsidiary” of any person means another person, an amount of the voting securities, other voting ownership or voting partnership interests of which is sufficient to elect at least a majority of its board of directors or other governing body (or, if there are no such voting interests, fifty percent (50%) or more of the equity interests of which) that is owned directly or indirectly by such first person; and

(f)

“security interest” means any mortgage, pledge, lien, encumbrance, deed of trust, lease, charge, right of first refusal, easement, servitude, proxy, voting trust or agreement, transfer restriction under any shareholder or similar agreement or any other security interest, other than (i) mechanic’s, materialmen’s, and similar liens, (ii) statutory liens for taxes not yet due and payable, (c) purchase money liens and liens securing rental payments under capital lease arrangements, (iii) pledges or deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance or other similar social security legislation; and (iv) encumbrances, security deposits or reserves required by law or by any Governmental Entity.

VIII.3

Interpretation

.  When a reference is made in this Agreement to a Section, Exhibit or Schedule, such reference shall be to a Section of, or an Exhibit or Schedule to, this Agreement unless otherwise indicated.  The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.  Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.”

VIII.4

Entire Agreement; No Third-Party Beneficiaries

.  This Agreement and the other agreements referred to herein constitute the entire agreement, and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of this Agreement.  This Agreement is not intended to confer upon any person other than the parties any rights or remedies.

VIII.5

Governing Law

.  This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

VIII.6

Assignment

.  Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise by any of the parties without the prior written consent of the other parties.  Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

VIII.7

Enforcement

.  The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached.  It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the United States located in the State of New York, this being in addition to any other remedy to which they are entitled at law or in equity.  In addition, each of the parties hereto (a) agrees that it will not attempt to deny or defeat such personal jurisdiction or venue by motion or other request for leave from any such court, and (b) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any state court other than such court.

VIII.8

Severability

.  Whenever possible, each provision or portion of any provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or portion of any provision in such jurisdiction, and this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein.

VIII.9

Counterparts

.  This Agreement may be executed simultaneously in two or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together will constitute one and the same Agreement.  This Agreement, to the extent delivered by means of a facsimile machine or electronic mail (any such delivery, an “Electronic Delivery”), shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person.  At the request of any party hereto, each other party hereto shall re-execute original forms hereof and deliver them in person to all other parties.  No party hereto shall raise the use of Electronic Delivery to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of Electronic Delivery as a defense to the formation of a contract, and each such party forever waives any such defense, except to the extent such defense related to lack of authenticity.

VIII.10

Attorneys’ Fees

.  In the event any suit or other legal proceeding is brought for the enforcement of any of the provisions of this Agreement, the parties hereto agree that the prevailing party or parties shall be entitled to recover from the other party or parties upon final judgment on the merits reasonable attorneys’ fees, including attorneys’ fees for any appeal, and costs incurred in bringing such suit or proceeding.

 [Signature Page Follows]

Initials:

IN WITNESS WHEREOF, the undersigned have caused their duly authorized officers to execute this Agreement as of the date first above written.

WRAP:

Wrapmail, Inc.

By:

         Marco Alfonsi, CEO

Health Max:

Health Max, Inc.

By:

Name:

Title:

Shareholders:

Printed: _____________________________________

By:

Name/Title (if entity):